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                             The Colbent Corporation
                          Boulder Growth & Income Fund
                            Rights Offering Proposal




A.   Fees for Services*

---------------------------------------------------------------- -------------------------------------------------------------------
                         Fee                                                                Service Provided
---------------------------------------------------------------- -------------------------------------------------------------------

$7500.00                                                         Project Management Fee
================================================================ ===================================================================

$1.00                                                            Per subscription form generated
================================================================ ===================================================================

$0.25 and up                                                     Mailing of Subscription Form - cost depends on the number of enclosures
================================================================ ===================================================================

$6.00                                                            Per subscription form processed (registered and beneficial)
================================================================ ===================================================================

$6.50                                                            Per defective subscription form received
================================================================ ===================================================================

$3.00                                                            Per notice of guaranteed delivery received
================================================================ ===================================================================

$1.50                                                            Per sale of right (if applicable)
================================================================ ===================================================================

$2.25                                                            Per invoice mailed (if applicable)
================================================================ ===================================================================

$.75                                                             Per refund check issued and enclosed (if applicable)
================================================================ ===================================================================

$3.00                                                            Per solicitation check processed and mailed (if applicable)
================================================================ ===================================================================

$6.00                                                            Per withdrawal of subscription certificate (if applicable)
================================================================ ===================================================================

$1500.00                                                         Per Pro-ration (if applicable)
================================================================ ===================================================================

$1000.00                                                         Per offer extension
================================================================ ===================================================================

$5000.00                                                         Minimum charge should the project be cancelled for any reason prior to the mailing of the subscription form
================================================================ ===================================================================

$500.00/month                                                    DTCC connectivity fee; typically one month
================================================================ ===================================================================



o    Excludes  out-of-pocket  expenses  as  described  in Section C,  "Items Not
     Covered"


                             The Colbent Corporation
                                  Confidential

B.   Services Covered


     o Designate an operational team to carry out Subscription Agent duties, including document review and execution of legal agreement, review of subscription forms and communication materials, project management and on-going project updates and reporting.

     o Calculating Rights to be distributed to each shareholder and printing shareholder information on the subscription form.

     o Issuing subscription forms, and causing forms to be mailed to registered shareholders.

     o    Tracking and reporting the number of exercises made, as required.

     o    Processing Rights received and exercised.

     o Deposit participant checks daily and forward all participant funds to Fund at the end of the offering period.

     o    Providing receipt summation of checks received.

     o Issuing/ Printing (if applicable,) and mailing stock certificates and/or checks.

     o    Interfacing with the Information Agent.

     o Calculating, issuing and mailing of proration and/or over-subscription checks if applicable.

     o    Calculating, issuing and mailing of solicitation checks if applicable.

     o    Produce and mail 1099B's (for the sale of rights), if applicable.


C.   Items Not Covered


     o Items not specified in the "Services Covered" section set forth in this Agreement, including any services associated with new duties, legislation or regulatory fiat which become effective after the date of this Agreement (these will be provided on an appraisal basis)

     o    All   out-of-pocket   expenses   such  as  telephone   line   charges,
          certificates, checks, postage, stationary, wire transfers and excess material disposal (these will be billed as incurred)

     o    Reasonable legal review fees if referred to outside counsel.

     o Overtime charges assessed in the event of late delivery of material for mailings unless the target mail date is rescheduled.


D.   Assumptions


     o Proposal based upon document review and information known at this time about the transaction.

     o    Significant   changes  made  in  the  term  or  requirements  of  this
          transaction could require modifications to this proposal.

     o    Proposal must be executed prior to the initial mailing.

     o Company responsible for printing of materials (Rights Card, Prospectus and ancillary documents).

     o Material to be mailed to shareholders must be received no less than five (5) business days prior to the start of the mailing project.

     o Accrued interest in Deposit account will be used to offset bank fees. All remaining account interest will go back to the company.

E.   Payment for Services

     o The Project Management Fee will be rendered and payable upon the effective date of the transaction. An invoice for any out-of-pocket and per items fees realized will be rendered and payable on a monthly basis, except for postage expenses in excess of $5,000.00. Funds for such mailing expenses must be received one (1) business day prior to the scheduled mail date.



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The Colbent Corporation

By:                                             By:
     Carmine C. Chirichiello

Title: President, The Colbent Corporation       Title:


Date:                                           Date: